Attachment to Form 4

Issuer & Ticker Symbol:	Penton Media, Inc. (PME)


Statement For:			September 4, 2002


	Designated Filer:			GABELLI ASSET MANAGEMENT INC.


	List of Joint Filers:		GABELLI GROUP CAPITAL PARTNERS, INC.
						One Corporate Center
						Rye, New York 10580

						Mario J. Gabelli
						One Corporate Center
						Rye, New York 10580







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